UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Apple Inc.

(Exact name of registrant as specified in its charter)

California	94-2404110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Apple Park Way Cupertino, California	95014
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.000% Notes due 2022	The Nasdaq Stock Market LLC
1.375% Notes due 2024	The Nasdaq Stock Market LLC
0.875% Notes due 2025	The Nasdaq Stock Market LLC
1.625% Notes due 2026	The Nasdaq Stock Market LLC
2.000% Notes due 2027	The Nasdaq Stock Market LLC
1.375% Notes due 2029	The Nasdaq Stock Market LLC
3.050% Notes due 2029	The Nasdaq Stock Market LLC
3.600% Notes due 2042	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby consist of (i) 1.000% Notes due 2022; (ii) 1.375% Notes due 2024; (iii) 0.875% Notes due 2025; (iv) 1.625% Notes due 2026; (v) 2.000% Notes due 2027; (vi) 1.375% Notes due 2029; (vii) 3.050% Notes due 2029; and (viii) 3.600% Notes due 2042 of Apple Inc., a California corporation (the “Company”), each issued pursuant to the indenture dated as of April 29, 2013, between the Company and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). A copy of the Indenture is incorporated herein by reference to Exhibit 4.1 hereto. The form of each series of notes is incorporated herein by reference to Exhibits 4.2, 4.3, 4.4 and 4.5, respectively, hereto.

For the debt securities consisting of (i) 1.000% Notes due 2022; (ii) 1.375% Notes due 2024; (iii) 1.625% Notes due 2026; (iv) 2.000% Notes due 2027; (v) 3.050% Notes due 2029; and (vi) 3.600% Notes due 2042, the Company incorporates the information required by this item by reference to the information contained in the section captioned “Description of the Debt Securities” in the Company’s Registration Statement on Form S-3ASR (Registration No. 333-188191), as filed with the Securities and Exchange Commission (the “Commission”) on April 29, 2013, including the prospectus contained therein, as supplemented by the sections captioned “Description of the Notes” and “Certain U.S. Federal Income Tax Considerations” or “Material U.S. Federal Income Tax Considerations,” as applicable, in (a) with respect to the 1.000% Notes due 2022 and the 1.625% Notes due 2026, a prospectus supplement dated November 4, 2014, (b) with respect to the 3.050% Notes due 2029 and the 3.600% Notes due 2042, a prospectus supplement dated July 24, 2015, and (c) with respect to the 1.375% Notes due 2024 and the 2.000% Notes due 2027, a prospectus supplement dated September 10, 2015, in each case, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

For the debt securities consisting of (i) 0.875% Notes due 2025 and (ii) 1.375% Notes due 2029, the Company incorporates the information required by this item by reference to the information contained in the section captioned “Description of the Debt Securities” in the Company’s Registration Statement on Form S-3ASR (Registration No. 333-210983), as filed with the Commission on April 28, 2016, including the prospectus contained therein, as supplemented by the sections captioned “Description of the Notes” and “Certain U.S. Federal Income Tax Considerations” in a prospectus supplement dated May 17, 2017, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.	Exhibits

In accordance with the Instructions as to Exhibits for Form 8-A, copies of all constituent instruments defining the rights of the holders of each class of debt securities are filed as exhibits hereto.

Exhibit number	Description

4.1

Indenture dated as of April  29, 2013 between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-188191) filed with the Commission on April 29, 2013).

4.2

Officer’s Certificate of the Company, dated as of November 10, 2014, including forms of global notes representing the 1.000% Note due 2022 and 1.625% Note due 2026 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 000-10030) filed with the Commission on November 10, 2014).

4.3

Officer’s Certificate of the Company, dated as of July 31, 2015, including forms of global notes representing the 3.050% Note due 2029 and 3.600% Note due 2042 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-36743) filed with the Commission on July 31, 2015).

4.4

Officer’s Certificate of the Company, dated as of September 17, 2015, including forms of global notes representing the 1.375% Note due 2024 and 2.000% Note due 2027 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-36743) filed with the Commission on September 17, 2015).

4.5

Officer’s Certificate of the Company, dated as of May 24, 2017, including forms of global notes representing the 0.875% Note due 2025 and 1.375% Note due 2029 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-36743) filed with the Commission on May 24, 2017).

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 14, 2019	Apple Inc.

	By:	/s/ Luca Maestri
Senior Vice President, Chief Financial Officer

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